Exhibit 23

                      [PARITZ & COMPANY, P.A. LETTER HEAD]

                         CONSENT OF INDEPENDENT AUDITORS

     We have issued our report dated March 27, 2002 accompanying the financial statements of Trimol Group, Inc. to be contained in the Annual Report on Form 10-KSB (the "10-KSB") for Trimol Group, Inc., a Delaware Corporation (the "Company") as of and for its fiscal year ended December 31, 2001. We consent to the use of the aforementioned reports in the 10-KSB and to the use of our name as it appears therein.

                                       /s/ Paritz & Company, P.A.

                                       PARITZ & COMPANY, P.A.
                                       April 9, 2001